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                                                                    EXHIBIT 99.4



PROXY

THORATEC LABORATORIES CORPORATION

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS:

        The undersigned hereby appoints each of Keith Grossman and Cheryl Hess as proxy holders, each with full power of substitution, to vote all the shares of common stock of Thoratec Laboratories Corporation, a California corporation ("Thoratec"), that the undersigned is entitled to vote at the special meeting of Thoratec's shareholders to be held at 6035 Stoneridge Drive, Pleasanton, California, on __________, 2000, at [1:00 P.M.] Pacific Standard Time or any adjournments or postponements of that meeting. The proxy holders are directed to vote as specified below with respect to the four proposals summarized below. If no instructions appear below, this proxy will be voted FOR all of those proposals. The four proposals are to approve: (1) the proposed merger of Lightning Acquisition Corporation, a wholly-owned subsidiary of Thoratec ("Merger Sub"), into Thermo Cardiosystems Inc. ("TCA"), in which 0.835 of a share of Thoratec common stock will be issued in exchange for each outstanding share of common stock of TCA (other than TCA shares whose holders properly exercise statutory appraisal rights) and TCA will become a wholly-owned subsidiary of Thoratec, all in accordance with the Agreement and Plan of Merger dated as of October 3, 2000 among Thoratec, Merger Sub, TCA and Thermo Electron Corporation (the "Merger Agreement"), (2) an amendment to Thoratec's 1997 Stock Option Plan (the "Plan"), to increase the number of shares reserved for issuance under options granted under the Plan by 3,600,000 in addition to any increase authorized under proposal 3 to facilitate Thoratec's assumption of outstanding TCA options in the merger and future option grants to TCA personnel, (3) an amendment to the Plan to increase the number of shares reserved for issuance under options granted under the Plan by 2,800,000, which is in addition to any increase authorized by proposal 2 and which will allow Thoratec to continue to attract and retain qualified Thoratec personnel and (4) an amendment to Thoratec's Articles of Incorporation to change the corporate name of Thoratec from Thoratec Laboratories Corporation to Thoratec Corporation.

        The directors recommend a FOR vote on each of the above items.

                  (CONTINUED AND TO BE SIGNED ON REVERSE SIDE.)

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                              FOLD AND DETACH HERE

             Please mark your vote as [X] indicated in this example.

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PROPOSAL                                         FOR               AGAINST           ABSTAIN
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
1. The merger of a subsidiary of
Thoratec Laboratories Corporation
into Thermo Cardiosystems Inc.,
the related Merger Agreement and
the issuance of Thoratec stock in
the merger.

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2 Amendment to Thoratec's 1997
Stock Option Plan to increase the
number of reserved shares by
3,600,000.

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3.  Amendment to Thoratec's 1997 Stock
Option Plan to increase the number of
reserved shares by 2,800,000.

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4.  Amendment to Thoratec's Articles of
Incorporation to change the name of
Thoratec to Thoratec Corporation.

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


        Signature ___________________________

        Signature ___________________________

        Date _________, 200_


Signature(s) must be exactly as name(s) appear on this proxy. If signing as an attorney, executor, administrator, trustee or guardian, please give full title as such. If signing for a corporation or other entity, please indicate the capacity in which you represent that entity. When shares are registered in the names of more than one person, each such person should sign this proxy.



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